Form N-SAR Exhibits
Exhibit 77Q1(g): Cash Management Portfolio, a series of Seasons Series Trust, merged with and into Cash Management Portfolio, a series of SunAmerica Series Trust effective March 9, 2015. Information requested pursuant to this Item 77Q is incorporated by reference to the Registrant's Combined
Registration/Information Statement on Form N-14 (SEC Accession No. 0001193125-14-450253) filed on December 22, 2014.